UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2014 (December 15, 2014)

Monogram Residential Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36750	20-5383745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5800 Granite Parkway, Suite 1000

Plano, Texas

75024

(Address of principal executive offices)

(Zip Code)

(469) 250-5500

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Severance Agreements

Effective as of December 15, 2014, Monogram Residential Trust, Inc. (which may be referred to herein as the “Company,” “Registrant,” “we,” “our” or “us”) and Monogram Residential OP LP, the Company’s operating partnership, entered into Severance Agreements (collectively, the “Severance Agreements”) with each of the following executive officers: Mark T. Alfieri, our Chief Executive Officer, President and Chief Operating Officer; Howard S. Garfield, our Executive Vice President, Chief Financial Officer, Chief Accounting Officer, Treasurer and Assistant Secretary; Ross P. Odland, our Senior Vice President—Portfolio Management; Daniel J. Rosenberg, our Senior Vice President, General Counsel and Secretary; and Margaret M. “Peggy” Daly, our Executive Vice President—Property Management. The Severance Agreements are filed as exhibits to this Form 8-K.

The Severance Agreements were approved by the Compensation Committee of the board of directors of the Company. The Compensation Committee reviewed competitive executive contract market materials and retained its own legal counsel and independent compensation consultant to, among other things, negotiate the terms of the Severance Agreements. The Severance Agreements replace all prior employment agreements between the Company and the executive officers and there is no term limit provided for in the Severance Agreements.

Under the Severance Agreements, we are required to provide the executive officer the sum of the executive officer’s base salary earned through the date of termination of the executive officer’s employment, unpaid expense reimbursements, unused paid time off accrued through the date of termination, any vested benefits the executive officer may have under our employee benefit plans through the date of termination, and, except in the case of the executive officer’s termination for “cause” (as defined in the Severance Agreements), any awarded and unpaid cash incentive compensation that the executive officer earned on or before the date of termination (the “Accrued Benefit”). In addition, each executive officer will have the right to additional compensation and benefits depending upon the manner of termination of employment, as summarized below.

We may terminate an executive officer’s employment under the Severance Agreements with or without “cause,” defined as, among other things, the executive officer’s dishonest or fraudulent action, willful misconduct or gross negligence in the conduct of his or her duties to us, or the executive officer’s material breach of the Severance Agreement. In addition, each executive officer may terminate his or her employment under the Severance Agreement for any reason, including but not limited to “good reason,” defined as, among other things, a material breach of the Severance Agreement by the Company. If the executive officer’s employment is terminated by us without “cause” or by the executive officer for “good reason:”

•                  in addition to the Accrued Benefit, we will pay the executive officer (i) the pro rata portion of any cash incentive compensation which would have been earned by the executive officer during such year of termination had the executive officer remained employed the entire year (the “Pro-Rated Bonus”) and (ii) an amount equal to the product of (1) a “Severance Multiple,” equal to 2.6 for Mr. Alfieri, 2.0 for Mr. Garfield, 2.0 for Ms. Daly, 2.0 for Mr. Rosenberg, and 2.0 for Mr. Odland; and (2) the sum of: (a) the executive officer’s annual base salary; plus (b) the average of the annual cash incentive compensation received by the executive officer each year during the last three years of his or her employment with the Company;

•                  all equity awards with time-based vesting will immediately vest in accordance with their terms, and each equity award with performance vesting which has been granted or would otherwise have been granted to the executive officer during the applicable performance period/calendar year in the ordinary course will vest at an amount based on our performance from the commencement of the performance period through the end of the performance period, multiplied by a fraction, the numerator of which will be equal to the number of days the executive officer was employed by us from the commencement of the performance period through the date of termination and the denominator of which will be equal to the total number of days in the performance period; and

•                  if the executive officer was participating in our group medical, vision and dental plan immediately prior to the date of termination, then we will pay to the executive officer a lump sum payment equal to: (1) 18 times the amount of the monthly employer contribution that we made to an insurer to provide these benefits to the executive officer and his or her dependents in the month immediately preceding the date of termination; plus (2) the amount we would have contributed to their health reimbursement arrangement for 18 months from the date of termination if the executive officer had remained employed by us.

Upon a “change in control” (as defined in the Severance Agreements) of the Company, each Severance Agreement provides that all equity awards with time-based vesting will immediately vest and each equity award with performance vesting which has been granted or would otherwise have been granted to the executive officer during the applicable performance period/calendar year in the ordinary course will vest, without any proration, based on our achievement of performance goals from the commencement of the performance period through the end of the calendar month immediately preceding the change in control.

In the event that an executive officer’s employment is terminated on account of the death or disability of the executive officer, each Severance Agreement provides that we will pay the executive officer (or his or her authorized representative or estate):

•                  the Accrued Benefit;

•                  a lump sum payment equal to 100 percent of his or her annual base salary; and

•                  the Pro-Rated Bonus.

Upon the date of termination on account of death or disability of the executive officer, all equity awards with time-based vesting will immediately fully vest in accordance with their terms and become non-forfeitable. Each equity award with performance vesting which has been granted or would otherwise have been granted to the executive officer during the applicable performance period/calendar year in the ordinary course shall vest at an amount based upon our achievement of performance goals through the end of the performance period, multiplied by a fraction, the numerator of which will be equal to the number of days the executive officer was employed by us from the commencement of the performance period through the date of termination and the denominator of which will be equal to the total number of days in the performance period.

The Severance Agreements contain customary restrictive covenants including non-competition and non-solicitation provisions that apply during the term of the executive officer’s employment with the Company and for 15 months thereafter.

The foregoing summary is subject to, and qualified in its entirety by, the full text of the Severance Agreements, which are filed as Exhibits 10.1 through 10.5 to this Form 8-K and are incorporated by reference into this Item 5.02.

Second Amended and Restated Incentive Award Plan

On December 15, 2014, at the annual meeting of stockholders, the Company’s stockholders voted to approve the Second Amended and Restated Incentive Award Plan (the “2014 Incentive Award Plan”) which amends and restates our prior plan, the Amended and Restated 2006 Incentive Award Plan (the “Prior Plan”). The 2014 Incentive Award Plan includes several changes from the Prior Plan, including an increase in the number of the Company’s common shares authorized for issuance under the plan, an extension of the term of the plan and other administrative changes that constitute best practice. The description of the terms and conditions of the 2014 Incentive Award Plan set forth in the Company’s definitive proxy statement filed September 22, 2014, with the Securities and Exchange Commission (“SEC”) relating to the annual meeting of stockholders under the caption “PROPOSAL 3 — APPROVAL OF SECOND AMENDED AND RESTATED INCENTIVE AWARD PLAN” is incorporated herein by reference. A copy of the 2014 Incentive Award Plan is filed as Exhibit 10.6 to this Form 8-K and is incorporated herein by reference.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Articles of Incorporation

On December 15, 2014, the Company filed the Fifth Articles of Amendment and Restatement of the Company, as approved by the Company’s stockholders at the annual meeting of stockholders held on December 15, 2014, with the Maryland State Department of Assessments and Taxation. For additional information regarding the Fifth Articles of Amendment and Restatement, please see Item 5.07 below. A copy of the Fifth Articles of Amendment and Restatement is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

Bylaws

On December 15, 2014, the Company’s board of directors adopted the Company’s Seventh Amended and Restated Bylaws. The amendments effect the following changes:

Advance-Notice Requirements for Stockholder-Requested Special Meetings. The amended bylaws revise the procedures by which special meetings of the stockholders may be called.  Under the amended bylaws, special meetings of the stockholders may be called by (i) the chairman of the board of directors; (ii) the chief executive officer; (iii) the president; or (iv) a majority of the board of directors. Except as provided below, a special meeting of stockholders shall be held on the date and at the time and place set by whoever has called the meeting. Subject to the procedures below, a special meeting of stockholders shall also be called by our corporate secretary to act on any matter that may properly be considered at a special meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.

Stockholders who desire to call a special meeting must send a notice to the secretary of the Company to request the board to fix a record date (the “Request Record Date”) to determine the stockholders entitled to request a special meeting. The Request Record Date cannot be later than 10 days after the date of the adoption of the resolution fixing the Request Record Date by the board. If the board fails to set a Request Record Date within 10 days of receipt of a valid request, the Request Record Date shall be 10 days after receipt of the request.

This record date request notice should be delivered by registered mail, set forth the purpose of the meeting, be signed and dated by a stockholder of record and set forth all information about the requesting stockholder and each matter to be voted upon that would be required to be disclosed in a proxy statement relating to an election of directors under the federal securities laws.

Once a Request Record Date is set, in order for the stockholders to call a special meeting, valid written requests from those entitled to cast a majority of all of the votes entitled to be cast on the matter at the proposed meeting must be received by the Company’s secretary within 60 days after the Request Record Date. To be valid, the requests must: (1) be signed and dated by stockholders who were record holders as of the Request Record Date; (2) set forth the purpose of the meeting (as set forth in the record date request notice), which purpose must be a proper subject for stockholder action under the Company’s charter, bylaws and applicable law; (3) set forth the name and address, as they appear in the Company’s books, of the stockholder signing the request; (4) set forth the number of shares owned (beneficially and of record) by the stockholder signing the request; (5) set forth the nominee holder for, and number of, shares of stock of the Company owned beneficially but not of record by such stockholder; and (6) be sent to the secretary by registered mail, return receipt requested.

The secretary is not required to call a special meeting upon stockholder request and such a special meeting will not be held unless the secretary receives payment of the cost (as estimated by the Company) of preparing and mailing or delivering the notice of the special meeting (including the Company’s proxy materials) prior to preparing and mailing or delivering such notice. The board may submit its own proposals for consideration at any stockholder-requested meeting.

When a valid special meeting request is received by the secretary (such date being the “Delivery Date”), the board shall set a record date for the meeting, which shall be within 30 days of the Delivery Date, and shall also designate the date, time and place for the meeting, which shall be within 90 days of the record date. In order to give the Company time to verify the validity of special meeting requests, a special meeting request will not be deemed received by the secretary of the Company until the earlier of (i) five business days after actual receipt by the secretary of the purported request, and (ii) such date that an independent inspector of elections has certified that valid requests of a majority of shares entitled to vote on the matter at the proposed meeting have been received.

If enough requesting stockholders revoke their request for a special meeting such that less than a majority of the shares entitled to vote on the matter at the proposed meeting are owned by non-revoking requesting stockholders, then (1) if notice of the meeting has not already been sent, the secretary need not send notice of the meeting, and (2) if notice has already been sent, the secretary may cancel the meeting any time before 10 days before the commencement of the meeting, or the chairman may call the meeting to order and adjourn without acting on the matter.

The amended bylaws specify that compliance with the above procedures is the only way for a stockholder to propose business to be brought before a special meeting.

Vote requirement for electing directors.  The amended bylaws revise the voting requirements for elecing directors.  Under the amended bylaws, a nominee for director shall be elected as a director only if such nominee receives the affirmative vote of a majority of the total votes cast for and affirmatively withheld as to such nominee at a meeting of stockholders duly called and at which a quorum is present.  However, directors shall be elected by a plurality of votes cast at a meeting of stockholders duly called and at which a quorum is present for which (i) our corporate secretary receives notice that a stockholder has nominated an individual for election as a director in compliance with the requirements of advance notice of stockholder nominees for director set forth in the bylaws, and (ii) such nomination has not been withdrawn by such stockholder on or before 5:00 p.m., eastern time on the tenth day before the date of filing of the definitive proxy statement of the Company with the SEC, and, as a result of which, the number of nominees is greater than the number of directors to be elected at the meeting.

If an incumbent director fails to receive the required vote for re-election in accordance with the paragraph above in an election where the number of nominees is not greater than the number of directors to be elected at the meeting, he or she shall offer to resign from the board of directors and the Nominating and Corporate Governance Committee of the board of directors will consider such offer to resign, will determine whether to accept such director’s resignation and will submit such recommendation for consideration by the board of directors.  The director whose resignation is under consideration shall not participate in any deliberation or vote of the Nominating and Corporate Governance Committee or the board of directors regarding that resignation but may participate in the deliberation or vote on any other business transacted by the board of directors or any committee thereof.  Notwithstanding the foregoing, in the event that no nominee for director receives the vote required in the paragraph above, the Nominating and Corporate Governance Committee shall make a final determination as to whether to recommend to the board of directors whether to accept any or all resignations, including those resignations from members of the Nominating and Corporate Governance Committee, and any and all directors may participate in the board of directors’ deliberation and vote on such recommendation.  The Nominating and Corporate Governance Committee and the board of directors may consider any factors they deem relevant in deciding whether to accept a director’s resignation.  Within 90 days after the date of certification of the election results, the board of directors will promptly disclose its decision and basis for whether to accept the resignation (or the reasons for not accepting the resignation, if applicable) in a press release, in a filing with SEC or by other public announcement (including a posting on our website).  If such incumbent director’s resignation is not accepted by the board of directors, such director will continue to serve until his or her successor is elected and qualifies, or his or her death, resignation, retirement or removal, whichever event shall occur first.  If a director’s resignation is accepted by the board of directors, or if a nominee for director is not elected and the nominee is not an incumbent director, then the board of directors, in its sole discretion, may fill any resulting vacancy or decrease the size of the board of directors in accordance with the bylaws.

Removal of a director.  The amended bylaws revise the procedures for removing a director in order to match the amendments made in the Company’s Fifth Articles of Amendment and Restatement, as approved by our stockholders at the December 15, 2014 meeting of stockholders (see Item 5.07 below).  Under the amended bylaws, any director may be removed from office only for cause and only at a meeting of the stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the shares of common stock then outstanding and entitled to vote generally in the election of directors, subject to the rights of the holders of one or more classes or series of preferred shares to vote for such directors. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a director should be removed.  For purposes of this paragraph “cause” shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty.

Filling vacancies on the board of directors.  The amended bylaws revise the procedures for filling vacancies on the board of directors in order to match the amendments made in the Company’s Fifth Articles of Amendment and Restatement, as approved by our stockholders at the December 15, 2014 meeting of stockholders (see Item 5.07 below).  Under the amended bylaws, if for any reason any or all the directors cease to be directors, such event shall not terminate the Company or affect the bylaws or the powers of the remaining directors (even if fewer than 3 directors remain).  Except as may be provided by the board of directors in setting the terms of any class or series of stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred.

The foregoing summary is subject to, and qualified in its entirety by, the full text of the Seventh Amended and Restated Bylaws, which is filed as Exhibit 3.2 to this Form 8-K and is incorporated by reference into this Item 5.03.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On December 15, 2014, the Company held its annual meeting of stockholders at the Hilton Hotel, Bluestem Room, 5805 Granite Parkway, Plano, Texas 75024. At the annual meeting, the Company’s stockholders voted in person or by proxy on:

(1)         The election of the following individuals to serve on the board of directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified: Sami S. Abbasi, Roger D. Bowler, David D. Fitch, Jonathan L. Kempner, E. Alan Patton, Mark T. Alfieri, Robert S. Aisner, and Murray J. McCabe.

(2)         To approve eight proposals to amend our charter to:

(A) eliminate certain provisions of our charter that had previously been required by state securities administrators in connection with our initial public offering or that relate to such required provisions (“Charter Amendment Proposal 2.A”);

(B) elect application of Section 3-804(c) of the Maryland General Corporation Law upon listing our shares on a national securities exchange, which relates to filling vacancies on our board of directors, and amend the provision of our charter relating to removal of directors to provide that directors may only be removed for cause (“Charter Amendment Proposal 2.B”);

(C) remove a provision containing a restriction that prevents us from issuing shares of stock, other than common stock, with preemptive rights (“Charter Amendment Proposal 2.C”);

(D) add a provision that enables us to declare and pay a dividend of one class of our stock to the holders of shares of another class of stock (“Charter Amendment Proposal 2.D”);

(E) add language to specify that the charter provision regarding the requirements of tender offers will apply only until we list our shares on a national securities exchange (“Charter Amendment Proposal 2.E”);

(F) add a provision designating an exclusive forum for litigation involving the Company’s internal affairs (“Charter Amendment Proposal 2.F”);

(G) remove provisions of our charter that enumerate specific powers of the board of directors (“Charter Amendment Proposal 2.G”); and

(H) make certain clarifying and ministerial changes (“Charter Amendment Proposal 2.H”).

(3)         To approve the Second Amended and Restated Incentive Award Plan.

(4)         To hold a non-binding, advisory vote on the compensation of our named executive officers.

(5)         To hold a non-binding, advisory vote on the frequency of holding non-binding, advisory votes on the compensation of our named executive officers.

(6)         To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2014.

(7)         To permit our board of directors to adjourn the annual meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes for the proposals.

For a detailed description of each of the proposals submitted for stockholder vote at the annual meeting, including a summary of the revisions that each of the charter amendment proposals would make to the Company’s previous charter, see the Company’s Definitive Proxy Statement, filed with the SEC on September 22, 2014.

All of the director nominees were elected to serve on the board of directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. The number of votes cast for and votes withheld from each of the director nominees and the number of broker non-votes were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Sami S. Abbasi	96,281,552	7,091,815	24,929,250
Roger D. Bowler	96,479,453	6,893,914	24,929,250
David D. Fitch	96,457,343	6,916,024	24,929,250
Jonathan L. Kempner	96,433,066	6,940,301	24,929,250
E. Alan Patton	96,474,072	6,899,295	24,929,250
Mark T. Alfieri	96,263,687	7,109,680	24,929,250
Robert S. Aisner	96,203,098	7,170,269	24,929,250
Murray J. McCabe	96,419,690	6,953,677	24,929,250

All of the proposals to amend the Company’s charter were approved. The Fifth Articles of Amendment and Restatement were filed in Maryland and became effective on December 15, 2014. The votes cast with respect to the eight proposals to amend the Company’s charter were as follows:

	Votes For	Against	Abstain	Broker Non-Votes
Charter Amendment Proposal 2.A	90,100,296	5,250,149	8,022,922	24,929,250
Charter Amendment Proposal 2.B	90,656,988	5,057,379	7,659,000	24,929,250
Charter Amendment Proposal 2.C	86,892,569	8,402,401	8,078,396	24,929,250
Charter Amendment Proposal 2.D	87,093,817	8,133,765	8,145,784	24,929,250
Charter Amendment Proposal 2.E	91,040,311	4,321,902	8,011,154	24,929,250
Charter Amendment Proposal 2.F	88,459,896	6,593,064	8,320,406	24,929,250
Charter Amendment Proposal 2.G	85,120,936	9,674,834	8,577,597	24,929,250
Charter Amendment Proposal 2.H	90,651,213	4,019,049	8,703,104	24,929,250

The Second Amended and Restated Incentive Award Plan was approved. The votes cast with respect to the Second Amended and Restated Incentive Award Plan were as follows:

	Votes For	Against	Abstain	Broker Non-Votes
Second Amended and Restated Incentive Award Plan	85,367,775	8,776,942	9,228,650	24,929,250

The votes cast with respect to the proposal to approve, on a non-binding, advisory basis, the Company’s named executive officer compensation were as follows:

	Votes For	Against	Abstain	Broker Non-Votes
Named Executive Officer Compensation	85,395,992	8,824,926	9,152,448	24,929,250

The votes cast with respect to the proposal to approve, on a non-binding, advisory basis, the frequency of future advisory votes on named executive officer compensation were as follows:

	1 Year	2 Years	3 Years	Abstain	Broker Non- Votes
Frequency of Advisory Vote on Named Executive Officer Compensation	82,428,344	6,027,713	3,453,844	11,463,466	24,929,250

The Company’s board of directors has determined to hold a non-binding, advisory stockholder vote on the compensation of its named executive officers annually.

The appointment of Deloitte & Touche LLP was ratified. The votes cast on the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 were as follows:

	Votes For	Against	Abstain	Broker Non-Votes
Ratification of Deloitte & Touche LLP Appointment	120,107,675	1,392,794	6,802,147	0

The votes cast with respect to the proposal to permit our board of directors to adjourn the annual meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals if there were not sufficient votes for the proposals were as follows:

	Votes For	Against	Abstain	Broker Non-Votes
Adjournment if Necessary	113,385,958	7,359,007	7,557,651	0

Item 5.08.                                        Shareholder Director Nominations.

The information set forth under Item 8.01 of this Form 8-K is incorporated by reference in this Item 5.08.

Item 8.01.                                        Other Events.

2015 Annual Meeting of Stockholders

On December 15, 2014, the Company’s board of directors determined that the Company’s 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) has been scheduled for June 16, 2015.  Because the date of the 2015 Annual Meeting is more than 30 days before the anniversary date of the Company’s 2014 Annual Meeting of Stockholders, in accordance with Rule 14a-5(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is informing stockholders of changes to the deadlines for submitting stockholder proposals and candidates for nomination to the board of directors.

For a stockholder proposal to be considered for inclusion in the Company’s proxy statement and form of proxy for the 2015 Annual Meeting in accordance with Rule 14a-8 under the Exchange Act, the proposal must be received at the Company’s corporate offices on or before March 1, 2015.  Any such proposal also must comply with Rule 14a-8 under the Exchange Act and any other applicable rules established by the SEC.

In addition, nominations by stockholders of candidates for director or proposals of other business by stockholders not intended to be included in our proxy materials must be submitted in accordance with our bylaws.  Our Bylaws currently provide that, in order for a stockholder nomination or proposal to be considered at the 2013 Annual Meeting, it must be received by us not earlier than January 16, 2015 and not later than the close of business on February 16, 2015.  Any such proposal must also comply with the other requirements set forth in the Bylaws.

Proposals should be directed to the attention of the Company’s Secretary, Monogram Residential Trust, Inc., 5800 Granite Parkway, Suite 1000, Plano, Texas, 75024.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
3.1	Fifth Articles of Amendment and Restatement
3.2	Seventh Amended and Restated Bylaws
10.1	Severance Agreement, effective as of December 15, 2014, with Mark T. Alfieri
10.2	Severance Agreement, effective as of December 15, 2014, with Howard Garfield
10.3	Severance Agreement, effective as of December 15, 2014, with Ross Odland
10.4	Severance Agreement, effective as of December 15, 2014, with Daniel J. Rosenberg
10.5	Severance Agreement, effective as of December 15, 2014, with Margaret Daly
10.6	Second Amended and Restated Incentive Award Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONOGRAM RESIDENTIAL TRUST, INC.
(Registrant)

December 16, 2014	/s/ Daniel J. Rosenberg
Daniel J. Rosenberg
Senior Vice President, General Counsel and Secretary